                                  EXHIBIT 21.1

                        LIST OF REGISTRANTS SUBSIDIARIES


                                                           State or Other Jurisdiction            Owned by Registrant
                                                           of Incorporation
Centaur Technology, Inc.                                   California                             100
Clear Logic, Inc.                                          California                              34
Baccarat Coyote, Inc.                                      California                             100
Baccarat Silicon, Inc.                                     California                             100
Integrated Device Technology Asia, Limited                 Hong Kong                              100
IDT Asia, Limited                                          Hong Kong                              100
IDT Europe Limited                                         United Kingdom                         100
I.D.T. France S.A.R.L.                                     France                                 100
IDT Foreign Sales Corporation                              Barbados                               100
Integrated Device Technology  International Holdings,      California                             100
Inc.
Integrated Device Technology, Inc. Cayman Islands          Cayman Islands                         100
Corporation
IDT Integrated Device Technology AB (Sweden)               Sweden                                 100
Integrated Device Technology Europe, Inc.                  California                             100
Integrated Device Technology GmbH                          Germany                                100
Integrated Device Technology (Israel) Ltd.                 Israel                                 100
Integrated Device Technology Italia S.r.l.                 Italy                                  100
Integrated Device Technology Korea, Inc.                   Korea                                  100
Integrated Device Technology (Malaysia) SDN. BHD           Malaysia                               100
Integrated Device Technology Realty Holdings, Inc.         Philippines                             40
Integrated Device Technology Holdings Inc.                 Philippines                             40
Integrated Device Technology (Philippines), Inc.           Philippines                            100
Integrated Device Technology Singapore (1997) Pte Ltd      Singapore                              100
Nippon IDT KK                                              Japan                                  100
Quality Semiconductor, Inc.                                California                             100
Quality Semiconductor Australia Pty. Ltd.                  Australia                              100